Exhibit 28.2






                              STEWART INFORMATION SERVICES CORPORATION

                                       DETAILS OF INVESTMENTS
                                 JUNE 30, 1998 AND DECEMBER 31, 1997









                                                                               JUNE 30     DEC 31
                                                                                 1998       1997
                                                                             ---------   --------
                                                                                ($000 Omitted)



      Investments, at market, partially restricted:
          Short-term investments                                                48,525     35,761
          U. S. Treasury and agency obligations                                 23,808     24,867
          Municipal bonds                                                      117,411    110,627
          Mortgage-backed securities                                            23,806     27,085
          Corporate bonds                                                       49,545     42,718
          Equity securities                                                      2,636      4,209
                                                                             ---------   --------

            TOTAL  INVESTMENTS                                                 265,731    245,267
                                                                             =========   ========






NOTE:  The  total  appears  as  the  sum  of  three  amounts  under   short-term
investments, `investments - statutory reserve funds' and `investments - other' in the balance sheet presented on page 2.